Exhibit 99.1

SCAN TO
VIEW MATERIALS & VOTE

WESTROCK COMPANY
1000 ABERNATHY ROAD NE
ATLANTA, GEORGIA 30328

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [ ], 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WRK2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [ ], 2024. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31143-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTROCK COMPANY

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	Proposal to approve and adopt the Transaction Agreement, dated as of September 12, 2023, as it may be amended, supplemented or otherwise modified from time to time, by and among Smurfit Kappa Group plc, Smurfit WestRock Limited (formerly known as Cepheidway Limited and to be re-registered as an Irish public limited company and renamed Smurfit WestRock plc) ("Smurfit WestRock"), Sun Merger Sub, LLC, a wholly owned subsidiary of Smurfit WestRock, and WestRock Company ("WestRock");	☐	☐	☐
2.	Non-binding, advisory proposal to approve compensation that will or may become payable by WestRock to its named executive officers in connection with the Combination (as defined in the proxy statement/prospectus); and	☐	☐	☐
3.	Non-binding, advisory proposal to approve the reduction of the share premium of Smurfit WestRock to allow the creation of "distributable reserves" of Smurfit WestRock, which are required under Irish law in order for Smurfit WestRock to pay dividends and make other types of distributions and to repurchase or redeem shares following the Combination, if and when the board of directors of Smurfit WestRock should determine to do so.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V31144-TBD WESTROCK COMPANY Special Meeting of Stockholders [ ], 2024 at [ ] This proxy is solicited by the Board of Directors of WestRock Company The stockholder(s) hereby appoint(s) [ ], [ ] and [ ], or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESTROCK COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] on [ ], 2024, virtually at www.virtualshareholdermeeting.com/WRK2024SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted at the Special Meeting of Stockholders and any adjournment or postponement thereof in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the proposals included herein. In their discretion, the proxies appointed herein are authorized to vote upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side